UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: October 4, 2006
(Date of earliest event reported: September 28, 2006)

CENTURY CASINOS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	0-22290	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1263 Lake Plaza Drive Suite A, Colorado Springs, CO	80906
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2006, Century Casinos, Inc. (“CCI”) announced the closing of the previously announced agreement to sell its interest in the Gauteng, South Africa development project to the Akani Group for a cash payment in the amount of approximately $5.7 million (ZAR 43.3 million). CCI’s interest in the project included a 30-year casino and resort management agreement, as well as certain rights to buy equity stakes in Silver Star Development Ltd., the company licensed for the casino development project.

Should the Akani Group not obtain approval of this transaction from the Gauteng Gambling Board (“Board”) for this transaction by June 30, 2007, the casino and resort management agreement with CCI will be reinstated at a reduced scope of services and fees. If such Board approval is not obtained by September 30, 2007, CCI retains the right to either continue enforcing the amended management fee agreement or to have CCI’s interests in the project restored for approximately $5.3 million (ZAR 40.3 million).

Item 7.01 Regulation FD Disclosure.

The disclosure contained in "Item 1.01 Entry into a Material Definitive Agreement" of this Current Report on Form 8-K is incorporated in this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
    99.1 Press Release Announcing the Sale of Century Casinos’ Interest in Gauteng, South Africa Project

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Century Casinos, Inc.
(Registrant)

Date: October 4, 2006	By : /s/ Ray Sienko
Ray Sienko
Chief Accounting Officer